EXHIBIT 99.1

ICG Announces First Quarter 2014 Financial Results

Company Reports Strong First Quarter Results

RADNOR, Pa., May 1, 2014 (GLOBE NEWSWIRE) -- ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the first quarter ended March 31, 2014.

Revenue was $18.4 million for the first quarter of 2014, compared to $12.0 million for the first quarter of 2013. Net loss for the first quarter of 2014 was $(10.2) million, or $(0.27) per diluted share, compared to net income of $19.1 million, or $0.52 per diluted share, for the corresponding 2013 period. The first quarter of 2013 reflects the gains that ICG realized on the Channel Intelligence and Investor Force sales. Non-GAAP net income (loss) for the first quarter of 2014 was $(3.6) million, or $(0.10) per share, compared to a Non-GAAP net income (loss) of $(5.2) million, or $(0.14) per diluted share, for the prior year quarter.

"We were pleased to start 2014 with a strong first quarter," said Walter Buckley, chief executive officer of ICG. "We experienced excellent revenue growth across all of our businesses, demonstrating the success of our aggressive sales and marketing efforts, and we look forward to building on our positive momentum throughout the remainder of the year."

"We continue to drive growth at our existing businesses and we are also poised to capitalize on the power of the cloud to transform other industry-specific vertical markets," added Buckley. "As a reflection of ICG's evolution in our pursuit of this significant opportunity, we are engaged in a renaming and rebranding process and adopting a new ticker symbol. We are seeking stockholder approval for our new name, Actua Corporation, and look forward to unveiling our new brand in the coming months."

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measure is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its businesses and its first quarter 2014 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.icg.com and click on the Investors tab. Then click the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866.318.8620 or 617.399.5139. The passcode for either is 49083277.

For those unable to participate in the conference call, a replay will be available from May 1, 2014 at 12:00 p.m. ET until May 8, 2014 at 11:59 p.m. ET. To access the replay, dial 888.286.8010 or 617.801.6888. The passcode is 23723846. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG (Nasdaq:ICGE) brings the power of the cloud to industry-specific vertical markets, including public sector, compliance and insurance markets. ICG is headquartered in Radnor, Pennsylvania. For more information, please go to www.icg.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, our ability to compete successfully against alternative solutions, our ability to timely and effectively respond to technological developments, our ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the U.S. Securities and Exchange Commission. Those and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue	$ 18,422	$ 11,974

Operating Expenses
Cost of revenue	4,899	4,198
Sales and marketing	8,531	5,682
General and administrative	10,009	8,803
Research and development	3,253	2,246
Amortization of intangibles	2,301	2,491
Impairment related and other	--	170
Total operating expenses	28,993	23,590
Operating income (loss)	(10,571)	(11,616)

Other income (expense):
Other income (loss), net	300	(64)
Interest income	86	31
Interest expense	(511)	(321)

Income (loss) before income taxes, equity loss and discontinued operations	(10,696)	(11,970)

Income tax benefit (expense)	(94)	(73)
Equity loss	(312)	(701)

Income (loss) from continuing operations	(11,102)	(12,744)
Income (loss) from discontinued operations	48	28,226
Net income (loss)	(11,054)	15,482
Less: Net income (loss) attributable to the noncontrolling interest	(904)	(3,586)
Net income (loss) attributable to ICG	$ (10,150)	$ 19,068

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ (10,198)	$ (11,426)
Net income (loss) from discontinued operations	48	30,494
Net income (loss) attributable to ICG common shareholders	$ (10,150)	$ 19,068

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.27)	$ (0.31)
Income (loss) from discontinued operations attributable to ICG common shareholders	(0.00)	0.83
Income (loss) attributable to ICG common shareholders	$ (0.27)	$ 0.52

Shares used in computation of basic and diluted net income (loss) per common share attributable to ICG common shareholders	37,096	36,713

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013

ASSETS
Cash and cash equivalents	$ 319,815	$ 334,656
Restricted cash	1,406	1,242
Accounts receivable, net	15,102	11,300
Prepaid expenses and other current assets	5,900	5,907
Total current assets	342,223	353,105
Fixed assets, net	5,629	5,840
Goodwill	90,466	90,466
Intangibles, net	56,452	58,755
Cost and equity method investments	20,062	20,373
Other assets, net	1,164	1,179
Total Assets	$ 515,996	$ 529,718

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 3,500	$ 5,902
Accounts payable	3,012	2,970
Accrued expenses	4,991	5,176
Accrued compensation and benefits	5,137	8,732
Deferred revenue	24,865	21,830
Total current liabilities	41,505	44,610
Long-term debt	5,242	6,008
Deferred revenue	249	254
Other liabilities	1,474	1,726
Total Liabilities	48,470	52,598
Redeemable noncontrolling interest	4,054	3,442
Equity:
Controlling (ICG) equity	441,161	450,161
Noncontrolling interest	22,311	23,517
Total Equity	463,472	473,678
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 515,996	$ 529,718

ICG Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Operating Activities - continuing operations
Net income (loss)	$ (11,054)	$ 15,482
(Income) loss from discontinued operations, including gain on sale, net of tax	(48)	(28,226)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,123	3,418
Equity-based compensation	3,876	2,063
Impairment related and other	--	170
Other (income) loss	(300)	64
Equity loss	312	701
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(3,802)	(305)
Prepaid expenses and other assets	22	(132)
Accounts payable	42	(3,054)
Accrued expenses	(1,193)	212
Accrued compensation and benefits	(3,595)	(795)
Deferred revenue	3,030	482
Other liabilities	(64)	(700)
Cash flows provided by (used in) operating activities	(9,651)	(10,620)

Investing Activities - continuing operations
Capital expenditures, net	(608)	(318)
Change in restricted cash	(164)	203
Proceeds from sales/distributions of ownership interests	293	73,369
Ownership acquisitions, net of cash acquired	--	(1,870)
Cash flows provided by (used in) investing activities	(479)	71,384

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	--	3,400
Repayments of long-term debt and capital lease obligations	(3,488)	--
Purchase of treasury stock	--	(2,114)
Tax withholdings related to equity-based awards	(1,271)	(231)
Cash flows provided by (used in) financing activities	(4,759)	1,055

Discontinued Operations
Cash flows provided by (used in) operating activities	48	620
Cash flows provided by (used in) investing activities	--	(948)
Cash flows provided by (used in) financing activities	--	(97)
Net increase(decrease) in cash and cash equivalents from discontinued operations	48	(425)

Net decrease in cash and cash equivalents	(14,841)	61,394
Cash and cash equivalents at beginning of period	334,656	20,872
Cash and cash equivalents at end of period	$ 319,815	$ 82,266

ICG Group, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2013				2014
	Q1	Q2	Q3	Q4	Q1
GAAP Net income (loss) attributable to ICG:	$19,068	($6,858)	($3,332)	$200,181	($10,150)
Add back:
Share-based compensation	2,063	2,096	1,880	844	3,876
Amortization of intangibles	2,491	1,544	2,176	2,259	2,301
Impairment related and other	170	127	470	3,607	337
Other (income) loss, net	64	46	68	4,032	(300)
Acquired businesses' deferred revenue	753	605	90	76	76
Equity loss	701	923	295	1,044	312
Current non-cash income tax benefit on discrete item	--	--	--	(18,017)	--
Loss (Income) from discontinued operations	(28,226)	(2,448)	(5,010)	(196,453)	(48)
Impact of non-controlling interest (NCI) for discontinued operations	(2,267)	283	290	(693)	--
Non-GAAP net income (loss)	($5,183)	($3,682)	($3,073)	($3,120)	($3,596)

GAAP Net income (loss) per diluted share:	$0.52	($0.19)	($0.09)	$5.18	($0.27)
Add back:
Share-based compensation	$0.06	$0.06	$0.05	$0.02	$0.10
Amortization of intangibles	$0.07	$0.04	$0.06	$0.06	$0.06
Impairment related and other	$0.00	$0.00	$0.01	$0.09	$0.01
Other (income) loss, net	$0.00	$0.00	$0.00	$0.10	($0.01)
Acquired businesses' deferred revenue	$0.02	$0.02	$0.00	$0.00	$0.00
Equity loss	$0.02	$0.03	$0.01	$0.03	$0.01
Current non-cash income tax benefit on discrete item	$0.00	$0.00	$0.00	($0.47)	$0.00
Income from discontinued operations	($0.77)	($0.07)	($0.13)	($5.08)	$0.00
Impact of non-controlling interest (NCI) for discontinued operations	($0.06)	$0.01	$0.01	($0.02)	$0.00
Non-GAAP net income (loss) per diluted share	($0.14)	($0.10)	($0.08)	($0.09)	($0.10)

Shares used in calculation of GAAP net income (loss) per share attributable to ICG:
Basic	36,713	36,468	36,303	36,664	37,096
Diluted	36,713	36,468	36,303	38,680	37,096

Shares used in calculation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,713	36,468	36,303	36,664	37,096
Diluted	36,713	36,468	36,303	36,664	37,096

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release: (1) non-GAAP net income (loss) (also referred to as adjusted net income (loss)) and (2) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share). ICG excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss), excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.

  Amortization of intangibles. ICG excludes amortization of acquired intangibles, primarily customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Acquired businesses' deferred revenue. ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss. In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company. ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Current non-cash income tax benefit on discrete items. ICG excludes the impact of any current non-cash income tax benefit associated with discrete items as ICG believes it is useful for investors to understand the effect of this item and ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations. ICG excludes the income (loss) from discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interest (NCI) on discontinued operations. ICG does not own 100% of the discontinued operations presented. Therefore ICG excludes the impact of the NCI on discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.

  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.

CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610.727.6900
         IR@icg.com